                                                            Exhibit 23.1





                           Consent of Independent Auditors



          The Board of Directors
          Petroleum Helicopters, Inc.:

          We consent to incorporation by reference in registration statements No. 33-51605 on Form S-3 and No. 33-51617 on Form S-8 of Petroleum Helicopters, Inc. of our reports dated June 20, 1994, relating to the consolidated balance sheets of Petroleum Helicopters, Inc. and subsidiaries as of April 30, 1994 and 1993, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the years then ended, and all related schedules, which reports appear in the April 30, 1994, annual report on Form 10-K of Petroleum Helicopters, Inc.





                                                       KPMG PEAT MARWICK

          New Orleans, Louisiana
          July 25, 1994

                                                            Exhibit 23.2





          INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in the Registration Statement of Petroleum Helicopters, Inc. on Form S-8 (No. 33-51617) and on Form S-3 (No. 33-51605) of our reports dated July 19, 1992 included in this Annual report on Form 10-K for the year ended April 30, 1994.





          DELOITTE & TOUCHE
          New Orleans, Louisiana
          July 25,1994